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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Universal Compression Holdings, Inc. on Form S-8 of our reports dated June 14, 2002 and April 16, 2002, appearing in the Annual Report on Form 10-K of Universal Compression Holdings, Inc. for the year ended March 31, 2002 and in the Annual Report on Form 11-K of Universal Compression, Inc. 401(k) Retirement and Savings Plan for the year ended December 31, 2001, respectively. We also consent to the incorporation by reference in this Registration Statement of Universal Compression Holdings, Inc. on Form S-8 of Registration No. 333-37648, Registration No. 333-55260 and Registration No. 333-69504.

                      /s/ DELOITTE & TOUCHE LLP

                      Houston, Texas
                      September 12, 2002

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INDEPENDENT AUDITORS' CONSENT